      As filed with the Securities and Exchange Commission on June 15, 2000

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

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                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                             52-0278528
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

      3311 East Old Shakopee Road                                  55425
         Minneapolis, Minnesota                                  (Zip Code)
(Address of principal executive offices)


          CERIDIAN CORPORATION 2000 DIRECTOR PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)

                               William E. McDonald
                 Associate General Counsel and Deputy Secretary
                              Ceridian Corporation
                           3311 East Old Shakopee Road
                          Minneapolis, Minnesota 55425
                     (Name and address of agent for service)

                                 (952) 853-8100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                   Proposed                Proposed
  Title of                                         maximum                 maximum
securities                   Amount to             offering                aggregate              Amount of
     to be                       be                price per               offering              registration
registered                 Registered (1)          share                   price                     fee
--------------------------------------------------------------------------------------------------------------
Common Stock
($.50 par value)           350,000 shares          $23.875 (2)             $8,356,250              $2,220
==============================================================================================================


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of the anti-dilution provisions of the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the reported high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on June 12, 2000.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Ceridian Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The Company's Quarterly Report on Form 10-Q for the quarters ending March 31, 2000;

(c) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999; and

(d) The description of the Company's capital stock contained in the Company's Registration Statement on Form S-4 (File No. 33-64089), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

         The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William E. McDonald, Associate General Counsel and Deputy Secretary for the Company, has provided an opinion as to the legality of the securities being registered hereby. As a result of awards under stock-based compensation plans maintained by the Company, including the Employee Stock Purchase Plan, Mr. McDonald holds options to acquire shares of common stock of the Company with a value that may exceed $50,000 upon vesting.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law of the State of Delaware ("DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's certificate of incorporation contains such a provision. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

         Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his or her status as an officer, director or employee. The Company has also by contract agreed to indemnify its directors against damages, judgments, settlements and costs arising out of any actions against the directors brought by reason of the fact that they are or were directors. The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8. EXHIBITS.

         The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

         Exhibit:          Description:
         --------          ------------

         5.01              Opinion and consent of William E. McDonald.

         23.01             Consent of KPMG LLP.

         23.02             Consent of William E. McDonald (included in Exhibit
                           5.01).

         24.01 Power of Attorney (included on page II-4 of the Registration Statement).

         99.01 Ceridian Corporation 2000 Director Performance Incentive Plan (incorporated by reference to Exhibit A to Ceridian Corporation's Proxy Statement for Annual Meeting of Stockholders, May 25, 2000).

Item 9   UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of
1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 15th day of June, 2000.

                                         CERIDIAN CORPORATION

                                         By:      /s/ Ronald L. Turner
                                                  ----------------------------
                                                  Ronald L. Turner
                                                  Chairman, President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Ronald L. Turner, John R. Eickhoff and Gary M. Nelson, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of June, 2000.

                Signature                                  Title
                ---------                                  -----
/s/ Ronald L. Turner                                  Chairman, President, Chief Executive Officer
---------------------------------------               and Director (principal executive officer)
Ronald L. Turner

/s/ John R. Eickhoff                                  Executive Vice President and Chief
---------------------------------------               Financial Officer (principal financial officer)
John R. Eickhoff

/s/ Loren D. Gross                                    Vice President and Corporate Controller,
---------------------------------------               (principal accounting officer)
Loren D. Gross


                                      II-4

SIGNATURES CONTINUED

/s/ Bruce R. Bond                                     Director
---------------------------------------
Bruce R. Bond

/s/ William J. Cadogan                                Director
---------------------------------------
William J. Cadogan

/s/ Nicholas D. Chabraja                              Director
---------------------------------------
Nicholas D. Chabraja

                                                      Director
---------------------------------------
Robert H. Ewald

/s/ Ronald T. LeMay                                   Director
---------------------------------------
Ronald T. LeMay

/s/ George R. Lewis                                   Director
---------------------------------------
George R. Lewis

/s/ Carole J. Uhrich                                  Director
---------------------------------------
Carole J. Uhrich

                                                      Director
---------------------------------------
Paul S. Walsh

                                  EXHIBIT INDEX

Exhibit                                                                                 Page
-------                                                                                 ----
5.01         Opinion of William E. McDonald                                         Filed electronically herewith

23.01        Consent of KPMG LLP                                                    Filed electronically herewith

23.02        Consent of William E. McDonald                                         Included in Exhibit 5.01

24.01        Power of Attorney                                                      Included on page II-4 of this
                                                                                    Registration Statement

99.01        Ceridian Corporation 2000 Director Performance Incentive Plan          Incorporated by reference to Exhibit A to
                                                                                    Ceridian Corporation's Proxy Statement
                                                                                    for Annual Meeting of Stockholders,
                                                                                    May 25, 2000